Exhibit 10(xx)

[Date]

Catherine M. Kilbane, Sr. Vice President

General Counsel and Secretary

American Greetings Corporation

One American Road

Cleveland, OH 44144

Re: (1) Election to Receive Director Compensation in Cash or Common Shares under the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan (the “Stock Plan”) and (2) Agreement for Deferred Compensation Benefits Under The American Greetings Corporation Outside Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”)

Dear Cathy:

This will serve as my instructions on the form of payment of the fees I receive as compensation for serving on the Board of Directors (“Compensation”) during the fiscal year beginning March 1,          and ending February     ,          (“Fiscal         ”). In addition, if I elect below to defer any portion of the Compensation I receive during the calendar year beginning January 1,          and ending December 31,          (“Calendar         ”), this will serve as my deferral agreement with respect to such deferral under the Deferred Compensation Plan.

Form of Compensation

I hereby elect to receive my Fiscal              Compensation as follows

1.	Cash or Stock (Check only one of Options A, B, or C.)

A. Cash

             I elect that all of my Compensation shall be paid in cash.

OR

B. Stock in lieu of Cash

             In lieu of cash, I elect that all of my Compensation shall be in the form of American Greetings Class A or

             Class B Common shares issued under the Stock Plan. Fractional shares will be paid in cash.

Choose Only One	in American Greetings Class B Common Shares; OR in American Greetings Class A Common Shares.

C. Part Cash, Part Stock

             I elect that my Compensation be paid partly in cash and partly in American Greetings Class A OR Class B

             Common Shares issued under the Stock Plan as follows:

Total Should Equal 100%

             % in cash:

And

             % in American Greetings Class A Common Shares in lieu of cash.

                 Fractional Shares will be paid in cash;

OR

             % in American Greetings Class B Common Shares in lieu of cash.

                 Fractional Shares will be paid in cash.

Choose Only One

Deferral Elections

The following is my election as to the Compensation I receive during Calendar         :

2.	Election to Defer (Check only one of Option A or B. If you elect Option A, do not complete Parts 3 and 4, simply sign and return.)

A.	I elect not to defer any portion of my Compensation. I elect to receive all Compensation currently in cash and/or stock as indicated in Part 1 above.

B.	I elect to defer that portion of my Compensation into the Deferred Compensation Plan, as set forth below:

(a) Cash Compensation:

% of the cash Compensation designated in paragraphs 1(A) or 1(C) above to be deferred.

% of the cash Compensation designated in paragraphs 1(A) or 1(C) above to be paid currently and not deferred.

(b) Stock Compensation:

% of the stock compensation designated in paragraphs 1(B) or 1(C) above to be deferred.

% of the stock compensation designated in paragraphs 1(B) or 1(C) to be issued currently and not deferred.

Deferral Period.  (Check only one of the options 3(a), (b), or (c) below if you elected to defer any portion of your Compensation into the Deferred Compensation Plan under Part 2 above.)

Defer receipt of Compensation until:**

(a)	the date that is three (3) years from the last day of the calendar year in which the payment was deferred.

(b)	the date that is five (5) years from the last day of the calendar year in which the payment was deferred.

(c)	the date that I separate from service as a Director.
**	Note: In the event that you separate from service as a director with American Greetings Corporation on account of your disability or death, your benefit payment may be made earlier than the distribution date chosen by you in 3(a), (b), or (c) above.

3. Form of Benefit Payment. (Check only one of the options 4(a), (b), or (c) if you elected to defer any portion of your Compensation into the Deferred Compensation Plan under Part 2 above.)

Pay my Deferred Compensation Plan benefit relating to the Compensation deferred hereby in:

(a)	one (1) lump sum payment.

(b)	five (5) equal installments, payable over a period of five (5) years.

(c)	ten (10) equal installments, payable over a period of ten years.

I understand that, by signing this election form, my election as to the form of Compensation and as to whether to defer Compensation is irrevocable for the period to which it applies. I further understand that with respect to my deferral election, if any, I may not extend the date or form of my distribution election unless such change is made at least twelve (12) months prior to my initial distribution date and I will not thereafter be eligible for a distribution until at least five (5) years from the date of my initial distribution date.

I further understand that if I elect to receive my Compensation in American Greetings Class A or Class B common shares, and I choose to defer such shares into the Deferred Compensation Plan, any distribution of amounts credited to my account in the Deferred Compensation Plan with respect to such shares (including shares credited as a result of any dividend reinvestments) will be in the form of shares of the same class that I deferred.

Signature

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Printed Name

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